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                                   EXHIBIT 23

                      Consent of KPMG Peat Marwick LLP to
                      incorporation of reports in Form S-8
                         No. 33-48497 and No. 333-26007
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                         Independent Auditors' Consent


The Board of Directors
C.H. Heist Corp.:



We consent to incorporation by reference in the registration statements No. 33-48497 and 333-26007 on Forms S-8 of C. H. Heist Corp. of our reports dated February 11, 1998, relating to the consolidated balance sheets of C. H. Heist Corp. and subsidiaries as of December 28, 1997 and December 29, 1996 and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, and related schedule, which reports appear in or are incorporated by reference in the December 28, 1997 annual report on Form 10-K of C. H. Heist Corp.



                                        KPMG Peat Marwick LLP

Buffalo, New York
March 20, 1998